SECURITIES AND EXCHANGE COMMISSION
                      Washington, D.C. 20549



                             FORM 8-K


                          CURRENT REPORT

              Pursuant to Section 13 or 15(d) of the
                  Securities Exchange Act of 1934




         Date of Report (Date of earliest event reported)
                         December 21, 1995


                      EXCEL INDUSTRIES, INC.
      (Exact name of registrant as specified in its charter)



Indiana                       1-8684                35-1551685
(State of             (Commission File Number)  (I.R.S. Employer
incorporation)                                 Identification No.)

1120 North Main Street                              46515-3118
P.O. Box 3118                                       (Zip Code)
Elkhart, Indiana
(Address of principal executive
offices)





 Registrant's telephone number, including area code (219) 264-2131



                                N/A
   (Former name or former address, if changed since last report)


Item 5.   Other Events

     On December 21, 1995, the Board of Directors of Excel Industries, Inc. (the "Company") declared a dividend of one Right for each outstanding common share, no par value, of the Company (the "Common Shares"), payable on January 22, 1996 to shareholders of record at the close of business on that date. Each Right entitles the registered holder to purchase from the Company a unit (the "Unit") consisting of one one hundredth of a Series A Junior Participating Preferred Share, stated value $l.00 per share (the "Preferred Shares"), at a Purchase Price of $50.00 per Unit, subject to adjustment. The description and terms of the Rights are set forth in a Rights Agreement dated as of December 21, 1995 (the "Rights Agreement") between the Company and Chemical Mellon Shareholder Services, L.L.C., as Rights Agent.

     Initially, the Rights will be attached to all certificates representing outstanding Common Shares, and no separate Rights Certificates will be distributed. The Rights will separate from the Common Shares and a "Distribution Date" will occur upon the earlier of (i) ten days following a public announcement that a person or group of affiliated or associated persons (an "Acquiring Person") has acquired, or obtained the right to acquire, beneficial ownership of 20% or more of the outstanding the Common Shares (the date of the announcement being the "Shares Acquisition Date"), or
(ii) ten business days (or such later date as may be determined by the Company's Board of Directors (with the concurrence of a majority of the Continuing Directors (as defined below)) before the Distribution Date occurs) following the commencement of a tender offer or exchange offer that would result in a person's becoming an Acquiring Person. Until the Distribution Date, (a) the Rights will be evidenced by the Common Shares certificates (together with a copy of this Summary of Rights or bearing the notation referred to below) and will be transferred with and only with such Common Share certificates, (b) new Common Share certificates issued after January 22, 1996 will contain a notation incorporating the Rights Agreement by reference and (c) the surrender for transfer of any certificate for Common Shares outstanding (with or without a copy of this Summary of Rights) will also constitute the transfer of the Rights associated with the Common Shares represented by such certificate. The Company, its subsidiaries and their employee benefit plans will not at any time be deemed Acquiring Persons.

     The Rights are not exercisable until the Distribution Date and will expire at the close of business on January 22, 2006, unless earlier redeemed or exchanged by the Company as described below. Pursuant to the Rights Agreement, the Company reserves the right to require prior to the occurrence of a Triggering Event (as defined below) that, upon any exercise of Rights, a number of Rights be exercised so that only whole Preferred Shares will be issued.

     As soon as practicable after the Distribution Date, Rights Certificates will be mailed to holders of record of the Common Shares as of the close of business on the Distribution Date and, from and after the Distribution Date, the separate Rights Certificates alone will represent the Rights. All Common Shares issued prior to the Distribution Date will be issued with Rights. Common Shares issued after the Distribution Date in connection with certain employee benefit plans or upon exercise or conversion of certain securities will be issued with Rights. Except as otherwise determined by the Board of Directors, no other Common Shares issued after the Distribution Date will be issued with Rights.

     In the event that a Person becomes an Acquiring Person, each holder of a Right will thereafter have the right to receive, upon exercise of such Right, a number of Common Shares (or, in certain circumstances, cash, property or other securities of the Company) having a Current Market Price (as defined in the Rights Agreement) equal to two times the exercise price of the Right.
Notwithstanding any of the foregoing, following the occurrence of any such event, all Rights that are, or (under certain circumstances specified in the Rights Agreement) were, beneficially owned by any Acquiring Person (or by certain related parties) will be null and void in the circumstances set forth in the Rights Agreement. However, Rights are not exercisable following the occurrence of any such event until such time as the Rights are no longer redeemable by the Company as set forth below.

     For example, at an exercise price of $50.00 per Right, each Right not owned by an Acquiring Person (or by certain related parties) following an event set forth in the preceding paragraph would entitle its holder to purchase $100.00 worth of the Common Shares (or other consideration, as noted above), based upon their Current Market Price, for $50.00. Assuming that the Common Shares had a Current Market Price of $20.00 per share at such time, the holder of each valid Right would be entitled to purchase 5 Common Shares for $50.00.

     In the event that, at any time on or after the Shares Acquisition Date, (i) the Company is acquired in a merger or other business combination transaction or (ii) 50% or more of the Company's assets or earning power is sold or transferred, each holder of a Right (except Rights that previously have been voided as set forth above) shall thereafter have the right to receive, upon exercise, a number of common shares of the acquiring company having a Current Market Price equal to two times the exercise price of the Right. The events described in this and the two preceding paragraphs are collectively referred to as "Triggering Events."

     The Purchase Price payable, and the number of Units of Preferred Shares or other securities or property issuable, upon exercise of the Rights are subject to adjustment from time to time to prevent dilution (i) in the event of a stock dividend on, or a subdivision, combination or reclassification of, the Preferred Shares, (ii) if holders of the Preferred Shares are granted certain rights or warrants to subscribe for Preferred Shares or convertible securities at less than the current market price of the Preferred Shares, or (iii) upon the distribution to holders of the Preferred Shares of evidences of indebtedness or assets (excluding regular quarterly cash dividends) or of subscription rights or warrants (other than those referred to above).

     The number of outstanding Rights and the number of Units issuable upon exercise of each Right are also subject to adjustment in the event of a stock split of the Common Shares or a stock dividend on the Common Shares payable in Common Shares or subdivisions, consolidations or combinations of the Common Shares occurring, in any such case, prior to the Distribution Date.

     The Preferred Shares purchasable upon exercise of the Rights will not be redeemable. Each Preferred Share will be entitled to a minimum preferential quarterly dividend payment of $1 per share but will be entitled to an aggregate dividend of 100 times the dividend declared per Common Share. In the event of liquidation, the holders of the Preferred Shares will be entitled to a minimum preferential liquidation payment of $100 per share but will be entitled to an aggregate payment of 100 times the payment made per Common Share. Each Preferred Share will have 100 votes, voting together with the Common Shares. Finally, in the event of any merger, consolidation or other transaction in which the Common Shares are exchanged, each Preferred Share will be entitled to receive 100 times the amount received per Common Share. These rights are protected by customary antidilution provisions.

     Because of the nature of the dividend, liquidation and voting rights of the Preferred Shares, the value of the one one hundredth interest in a Preferred Share purchasable upon exercise of each Right should approximate the value of one Common Share.

     With certain exceptions, no adjustment in the Purchase Price will be required until cumulative adjustments amount to at least 1% of the Purchase Price. No fractional Units will be issued and, in lieu thereof, an adjustment in cash will be made based on the market price of the Preferred Shares on the last trading date prior to the date of exercise.

     At any time until ten days following the Shares Acquisition Date, the Company may redeem the Rights in whole, but not in part, at a price of $.01 per Right, payable, at the option of the Company, in cash, Common Shares or such other consideration as the Board of Directors may determine. Under certain circumstances set forth in the Rights Agreement, the decision to redeem the Rights will require the concurrence of a majority of the Continuing Directors (as defined below). After the redemption period has expired, the Company's right of redemption may be reinstated (with the concurrence of the Continuing Directors) if an Acquiring Person reduces his beneficial ownership to 20% or less of the outstanding Common Shares in a transaction or series of transactions not involving the Company and there are no other Acquiring Persons. Immediately upon the effectiveness of the action of the Board of Directors ordering redemption of the Rights, the Rights will terminate and the only right of the holders of Rights will be to receive the $.01 redemption price.

     The term "Continuing Director" means (i) any member of the Board of Directors of the Company who was a member of the Board as of December 21, 1995, and (ii) any person who is subsequently elected to the Board, if such person is recommended or approved by a majority of the Continuing Directors then on the Board of Directors, and such person is not an Acquiring Person or an affiliate, associate, representative or nominee of an Acquiring Person.

     At any time after a Person becomes an Acquiring Person, the Company may exchange the Rights (other than Rights owned by an Acquiring Person or an affiliate or an associate of an Acquiring Person, which will have become void), in whole or in part, at an exchange ratio of one Common Share, and/or other equity securities deemed to have the same value as one Common Share, per Right, subject to adjustment.

     Until a Right is exercised, the holder thereof, as such, will have no rights as a shareholder of the Company, including, without limitation, the right to vote or to receive dividends. While the distribution of the Rights will not be taxable to shareholders or to the Company, shareholders may, depending upon the circumstances, recognize taxable income in the event that the Rights become exercisable for Common Shares (or other consideration) of the Company or for common shares of the acquiring company as set forth above or are exchanged as provided in the preceding paragraph.

     Other than those provisions relating to the principal economic terms of the Rights, any of the provisions of the Rights Agreement may be amended by the Board of Directors (but only with the concurrence of a majority of the Continuing Directors) of the Company prior to the Shares Acquisition Date. Thereafter, the provisions of the Rights Agreement may be amended by the Board of Directors (but only with the concurrence of a majority of the Continuing Directors) in order to cure any ambiguity, defect or inconsistency, to make changes that do not materially adversely effect the interests of holders of Rights (excluding the interests of any Acquiring Person and certain related parties), or to shorten or lengthen any time period under the Rights Agreement; provided, however, that no amendment to lengthen the time period governing redemption shall be made at such time as the Rights are not redeemable.

     A copy of the Rights Agreement has been filed with the Securities and Exchange Commission as an exhibit to this Report. This summary description of the Rights does not purport to be complete and is qualified in its entirety by reference to the Rights Agreement.

Item 7.   Financial Statements and Exhibits

     Exhibit 4 - Rights Agreement dated as of December 21, 1995, between Excel Industries, Inc. and Chemical Mellon Shareholder Services, L.L.C., as Rights Agent, which includes as Exhibit A the text of new Clause (h) of Section 2, Articles VI of the Articles of Incorporation of Excel Industries, Inc. setting forth the terms of the Series A Junior Participating Referred Shares, as Exhibit B the form of Rights Certificate and as Exhibit C the Summary of Rights to Purchase Shares.

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                              EXCEL INDUSTRIES, INC.

Date:  January 5, 1996


                              By:/s/ Joseph A. Robinson

                                Joseph A. Robinson, Secretary,
                              Treasurer and Chief Financial Officer

                           EXHIBIT INDEX

Exhibit                                                       Page
Number                    Description                        Number

Exhibit 4 Rights Agreement dated as of December 21, 1995, between Excel Industries, Inc. and
               Chemical Mellon Shareholder Services, L.L.C., as Rights Agent, which includes as Exhibit A the text of new Clause (h) of Section 2, Articles VI of the Articles of Incorporation of Excel Industries, Inc. setting forth the terms of the Series A Junior Participating Referred Shares, as Exhibit B the form of Rights Certificate and as Exhibit C the Summary of Rights to Purchase Shares.